UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

Moxian Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

FL	333-177786	45-3360079
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit No. 304, New East Ocean Centre, No 9 Science Museum Road,
T.S.T., Kowloon, Hong Kong

(address of principal executive offices)	(zip code)

(852)2723-8638
(registrant’s telephone number, including area code)

First Social Networx Corp.
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03   Material Modification to Rights of Security Holders

The information in Item 5.03 with respect to the forward stock split of Moxian Group Holdings, Inc. (f/k/a First Social Networx Corp., the “Company”) is hereby incorporated by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

On April 16, 2013, the Company amended its Articles of Incorporation (the “Amendments”) to: (i) change the Company’s name from “First Social Networx Corp.” to “Moxian Group Holdings, Inc.” (the “Name Change”), (ii) increase the total authorized shares of common stock, par value $.0001 per share (the “Common Stock”) from 250,000,000 shares to 500,000,000 shares and additionally authorize a total of 100,000,000 shares of preferred stock, par value $.0001 per share (the “Preferred Stock”), and (iii) implement a 20 for 1 forward stock split of its issued and outstanding Common Stock (the “Forward Split”). As a result of the Forward Split, the number of outstanding Common Stock increased from 11,500,000 shares to 230,000,000 shares and the par value of Common Stock remains the same. In addition, as a result of the Name Change, our trading symbol will be changed to “MOXG.” Our new CUSIP number is 624706107. The Amendments became effective on April 16, 2013 upon approval from the Financial Industry Regulatory Authority (“FINRA”). A copy of the Amendments is filed herewith as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Articles of Amendment to the Company’s Articles of Incorporation, filed with the Florida Department of State Division of Corporations on March 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2013	MOXIAN GROUP HOLDINGS, INC.

(Registrant)

	By:	/s/ Liew Kwong Yeow
	Name:	Liew Kwong Yeow
	Title:	Chief Executive Officer